Exhibit 99.1

Magnachip Reports Results for Third Quarter 2025

Q3 Results Summary

•

Consolidated revenue from continuing operations (which includes Power Analog Solutions (“PAS”) and Power IC (“PIC”) businesses) was $45.9 million, approximately at the mid-point of our guidance range of $44.0 to $48.0 million.

•	Consolidated gross profit margin from continuing operations of 18.6% was at the low end of our guidance range of 18.5% to 20.5%.

•	Product revenue from our Communications segment grew 34% sequentially and 95% year over year.

Recent Highlights

•	Executed multiple operating expense cost reduction programs, including a headcount reduction program, which are expected to generate approximately $2.5 million in annualized savings.

•	Implemented a plan to reduce the capital expenditure investments for the Gumi fab upgrade by more than 50% over the next two years, compared to the previously expected range of $65 to $70 million.

•	Launched 30 new-generation PAS products in the first nine months of 2025, with plans to launch at least additional 20 new-generation products in fourth quarter 2025.

•	Signed a strategic agreement to expand our industrial business based on a jointly developed IGBT technology with Hyundai Mobis.

SEOUL, South Korea, Nov. 3, 2025 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the third quarter 2025.

Camillo Martino, Magnachip’s CEO said, “Our top priority is to stabilize our financial position and establish a solid foundation for business recovery. At the same time, we have restructured our go-to-market organization and we are revitalizing our product portfolio to enhance our competitiveness, particularly in China. In the first three quarters of 2025, we launched 30 new-generation products, compared to only two in the first three quarters of 2024. We currently plan to launch at least another 20 new-generation products in the fourth quarter of 2025, bringing the total for 2025 to at least 50 new-generation products, in comparison to only four in all of 2024.”

Mr. Martino added, “We recognize that we are entering a challenging period ahead as we right-size as a pure-play power products company. However, we believe that we are moving in the right direction and are committed to exploring all strategic options to position Magnachip for success.”

Q3 2025 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP(1)
	Q3 2025	Q2 2025(1)	Q/Q change			Q3 2024(1)	Y/Y change
Consolidated Revenues	45,946	47,622	down	3.5%		55,434	down	17.1%
Power solutions business	45,946	47,622	down	3.5%		52,994	down	13.3%
Power Analog Solutions	41,548	42,261	down	1.7%		47,574	down	12.7%
Power IC	4,398	5,361	down	18.0%		5,420	down	18.9%
Transitional Fab 3 foundry services(2)	—	—	n/a	—		2,440	n/a	—
Consolidated Gross Profit Margin	18.6%	20.4%	down	1.8	%pts	20.8%	down	2.2	%pts
Power solutions business	18.6%	20.4%	down	1.8	%pts	22.0%	down	3.4	%pts
Power Analog Solutions	16.0%	18.2%	down	2.2	%pts	19.4%	down	3.4	%pts
Power IC	43.2%	37.4%	up	5.8	%pts	44.6%	down	1.4	%pts
Transitional Fab 3 foundry services(2)	—	—	n/a	—		(6.5)%	n/a	—
Operating Loss	(11,538)	(6,598)	down	n/a		(4,487)	down	n/a
Income (Loss) from continuing operations	(10,609)	9,203	down	n/a		(3,921)	down	n/a
Basic Earnings (Loss) per Common Share	(0.29)	0.26	down	n/a		(0.11)	down	n/a
Diluted Earnings (Loss) per Common Share	(0.29)	0.25	down	n/a		(0.11)	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(1)(3)
	Q3 2025	Q2 2025(1)	Q/Q change			Q3 2024(1)	Y/Y change
Adjusted Operating Loss	(7,421)	(4,776)	down	n/a		(2,851)	down	n/a
Adjusted EBITDA	(3,964)	(1,542)	down	n/a		779	down	n/a
Adjusted Loss	(390)	(1,978)	up	n/a		(7,623)	up	n/a
Adjusted Loss per Common Share—Diluted	(0.01)	(0.05)	up	n/a		(0.20)	up	n/a

(1)

GAAP and non-GAAP metrics summarized herein do not include any amounts relating to the Display business, which has been classified as discontinued operations from Q1 2025, and we have reclassified certain prior year amounts to conform to the current year’s presentation.

(2)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we had wound down these foundry services by the end of 2024. Because these foundry services during the wind-down period had still been provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we continued to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down was completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the Power solutions business allows investors to better understand the results of our core PAS and Power IC businesses.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of historical GAAP results to non-GAAP results is included in this press release.

Q4 and Full-year 2025 Financial Guidance

While actual results may vary, Magnachip currently expects the following:

For Q4 2025:

•

Consolidated revenue from continuing operations (which includes Power Analog Solutions and Power IC businesses) to be in the range of $38.5 to $42.5 million, down 11.9% sequentially and down 17.1% year-over-year at the mid-point on an equivalent basis due in part to a one-time $2.5 million incentive program we expect to execute in Q4 to reduce higher levels of inventory in the channel. This compares with equivalent revenue of $45.9 million in Q3 2025 and $48.9 million in Q4 2024.

•

Consolidated gross profit margin from continuing operations to be in the range of 8% to 10% due to the above-described one-time incentive as well as a lower fab utilization rate. We expect this incentive program to be a 600 basis point negative impact. This compares with equivalent gross profit margin of 18.6% in Q3 2025 and 23.2% in Q4 2024.

For the full-year 2025:

•

Consolidated revenue from continuing operations is expected to be down by 3.8% year-over-year at the mid-point of Q4 revenue guidance on an equivalent basis. The equivalent revenue in 2024 was $185.8 million.

•

Consolidated gross profit margin from continuing operations is expected to be between 17% to 18% and the above-described one-time incentive in Q4 is expected to have an about 100 basis point negative impact in the full-year consolidated gross profit margin. The equivalent gross profit margin was 21.5% in 2024.

Q3 2025 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Monday, November 3, 2025, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register-conf.media-server.com/register/BI60394e1855934e79b00744c413a48403

Safe Harbor for Forward-Looking Statements

Information in this press release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including fourth quarter and full year 2025 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts including between Russia-Ukraine and between Israel-Hamas and Iran, sustained military action and conflict in the Red Sea, global macroeconomic conditions resulting from trade and tariff actions instituted between the U.S. and other countries on Magnachip’s future operating results and financial performance, and the potential impacts of emerging technologies such as artificial intelligence on industry dynamics, customer demand, supply chain operations, and regulatory environments. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to recent trade and tariff actions announced by the U.S. globally and the related retaliatory tariffs and disruptions in supply chains and global trade as a result thereof, inflation, potential recessions or other deteriorations, economic instability or civil unrest; geopolitical conflicts, including between Russia-Ukraine and between Israel-Hamas and Iran and sustained military action and conflict in the Red Sea; disruptions or economic impact resulting from the United States government shutdown, including disruptions at U.S. government agencies caused by reduction in staffing, operations, funding shortages or other concerns that may prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our customer’s businesses may rely; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; the potential impact of emerging technologies such as artificial intelligence on industry dynamics, customer demand, supply chain operations, and regulatory environments; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the SEC, including our Form 10-K filed on March 14, 2025, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a portfolio of approximately 1,000 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Mike Bishop

Bishop IR, LLC

Tel. +1 (415) 891-9633

mike@bishopir.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025(1)	September 30, 2024(1)	September 30, 2025	September 30, 2024(1)
Revenues:
Net sales – Power solutions business	$45,946	$47,622	$52,994	$138,290	$136,970
Net sales – Transitional Fab 3 foundry services	—	—	2,440	—	8,302

Total revenues	45,946	47,622	55,434	138,290	145,272
Cost of sales:
Cost of sales – Power solutions business	37,405	37,910	41,329	110,675	108,354
Cost of sales – Transitional Fab 3 foundry services	—	—	2,599	—	9,267

Total cost of sales	37,405	37,910	43,928	110,675	117,621

Gross profit	8,541	9,712	11,506	27,615	27,651
Gross profit as a percentage of Power solutions business net sales	18.6%	20.4%	22.0%	20.0%	20.9%
Gross profit as a percentage of total revenues	18.6%	20.4%	20.8%	20.0%	19.0%
Operating expenses:
Selling, general and administrative expenses	8,312	8,976	9,521	26,491	28,341
Research and development expenses	7,773	6,488	6,472	19,698	18,455
Early termination and other charges	3,994	846	—	4,840	—

Total operating expenses	20,079	16,310	15,993	51,029	46,796

Operating loss	(11,538)	(6,598)	(4,487)	(23,414)	(19,145)
Interest income	1,255	1,322	1,939	4,117	6,214
Interest expense	(469)	(373)	(472)	(1,265)	(1,143)
Foreign currency gain (loss), net	(4,280)	10,797	5,247	6,112	(3,388)
Other income (loss), net	253	(83)	(31)	284	121

Income (Loss) from continuing operations before income tax expense (benefit), net	(14,779)	5,065	2,196	(14,166)	(17,341)
Income tax expense (benefit), net	(4,170)	(4,138)	6,117	(8,709)	2,267

Income (Loss) from continuing operations	(10,609)	9,203	(3,921)	(5,457)	(19,608)
Loss from discontinued operations, net of tax	(2,481)	(8,880)	(5,696)	(16,188)	(18,423)

Net income (loss)	$(13,090)	$323	$(9,617)	$(21,645)	$(38,031)

Basic earnings (loss) per common share—
Continuing operations	$(0.29)	$0.26	$(0.11)	$(0.15)	$(0.52)
Discontinuing operations	(0.07)	(0.25)	(0.15)	(0.45)	(0.48)
Total	$(0.36)	$0.01	$(0.26)	$(0.60)	$(1.00)
Diluted earnings (loss) per common share—
Continuing operations	$(0.29)	$0.25	$(0.11)	$(0.15)	$(0.52)
Discontinuing operations	(0.07)	(0.24)	(0.15)	(0.45)	(0.48)
Total	$(0.36)	$0.01	$(0.26)	$(0.60)	$(1.00)
Weighted average number of shares—
Basic	35,934,406	36,083,703	37,468,849	36,298,491	38,060,682
Diluted	35,934,406	36,768,647	37,468,849	36,298,491	38,060,682

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$108,005	$138,610
Accounts receivable, net	31,431	28,402
Inventories, net	37,375	30,535
Other receivables	4,155	4,444
Prepaid expenses	6,022	10,379
Hedge collateral	—	2,080
Other current assets	10,375	4,779

Total current assets	197,363	219,229
Property, plant and equipment, net	94,918	81,463
Operating lease right-of-use assets	2,423	3,107
Intangible assets, net	498	507
Long-term prepaid expenses, net	590	165
Deferred income taxes	55,573	52,889
Other non-current assets	8,241	21,956

Total assets	$359,606	$379,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,546	$21,642
Other accounts payable	12,334	10,764
Accrued expenses	12,019	8,648
Accrued income taxes	44	56
Operating lease liabilities	1,428	1,393
Other current liabilities	2,308	3,765

Total current liabilities	45,679	46,268

Long-term borrowings	38,935	27,211
Accrued severance benefits, net	14,213	17,094
Non-current operating lease liabilities	1,018	1,823
Other non-current liabilities	4,412	10,123

Total liabilities	104,257	102,519

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,674,256 shares issued and 35,948,422 outstanding at September 30, 2025 and 57,498,507 shares issued and 36,912,118 outstanding at December 31, 2024	576	574
Additional paid-in capital	280,975	279,423
Retained earnings	222,931	244,576
Treasury stock, 21,725,834 shares at September 30, 2025 and 20,586,389 shares at December 31, 2024, respectively	(229,700)	(225,883)
Accumulated other comprehensive loss	(19,433)	(21,893)

Total stockholders’ equity	255,349	276,797

Total liabilities and stockholders’ equity	$359,606	$379,316

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net loss	$(13,090)	$(21,645)	$(38,031)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,277	9,938	12,171
Provision for severance benefits	693	2,868	4,552
Loss (gain) on foreign currency, net	7,473	(10,612)	6,140
Provision (reversal) for inventory reserves	1,074	1,919	(1,615)
Stock-based compensation	123	1,615	4,093
Impairment charges	5,062	12,424	—
Deferred income tax assets	80	(569)	3,111
Other, net	(256)	220	552
Changes in operating assets and liabilities
Accounts receivable, net	(3,010)	(7,610)	3,560
Inventories	(2,152)	(7,131)	(2,365)
Other receivables	4,548	(1,287)	(1,030)
Prepaid expenses	704	5,325	5,645
Other current assets	(3,922)	(3,247)	1,155
Accounts payable	(1,918)	641	619
Other accounts payable	(1,831)	(6,803)	(10,197)
Accrued expenses	3,947	1,925	(1,339)
Accrued income taxes	(38)	(16)	(1,459)
Other current liabilities	223	(323)	(240)
Other non-current liabilities	(56)	(48)	(345)
Payment of severance benefits	(826)	(10,669)	(1,889)
Others, net	57	3,446	(1,077)

Net cash provided by (used in) operating activities	162	(29,639)	(17,989)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	2,237	627
Payment of hedge collateral	—	—	(612)
Proceeds from disposal of plant, property and equipment	554	554	—
Purchase of property, plant and equipment	(7,656)	(19,739)	(4,175)
Payment for intellectual property registration	(97)	(182)	(263)
Collection of guarantee deposits	1,938	4,274	1,153
Payment of guarantee deposits	(58)	(355)	(2,090)
Purchase of short-term financial instruments	—	—	(30,000)
Others, net	—	180	(37)

Net cash used in investing activities	(5,319)	(13,031)	(35,397)
Cash flows from financing activities
Proceeds from long-term borrowings	3,647	10,611	30,059
Acquisition of treasury stock	(320)	(4,340)	(9,507)
Repayment of financing related to water treatment facility arrangement	(116)	(341)	(357)
Repayment of principal portion of finance lease liabilities	(41)	(121)	(104)

Net cash provided by financing activities	3,170	5,809	20,091
Effect of exchange rates on cash and cash equivalents	(3,334)	6,256	(3,702)

Net decrease in cash and cash equivalents	(5,321)	(30,605)	(36,997)
Cash and cash equivalents
Beginning of the period	113,326	138,610	158,092

End of the period	$108,005	$108,005	$121,095

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025(1)	September 30, 2024(1)	September 30, 2025	September 30, 2024(1)
Operating loss	$(11,538)	$(6,598)	$(4,487)	$(23,414)	$(19,145)
Adjustments:
Equity-based compensation expense	123	976	1,636	1,967	3,517
Early termination and other charges	3,994	846	—	4,840	—

Adjusted Operating Loss	$(7,421)	$(4,776)	$(2,851)	$(16,607)	$(15,628)

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted Operating Loss from continuing operations as a supplemental measure of our performance. We define Adjusted Operating Loss from continuing operations for the periods indicated as operating loss from continuing operations adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges

For the three months ended September 30, 2025, we recorded in our consolidated statement of operations $2,599 thousand in expenses of termination related charges in connection with the voluntary resignation program executed during the third quarter of 2025. For that same period, we also recorded $1,395 thousand in expenses of certain executive separation benefits.

For the three months ended June 30, 2025, we recorded $496 thousand of one-time employee incentives and $350 thousand of certain executive separation benefits.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025(1)	September 30, 2024(1)	September 30, 2025	September 30, 2024(1)
Income (Loss) from continuing operations	$(10,609)	$9,203	$(3,921)	$(5,457)	$(19,608)
Adjustments:
Interest income	(1,255)	(1,322)	(1,939)	(4,117)	(6,214)
Interest expense	469	373	472	1,265	1,143
Income tax expense (benefit), net	(4,170)	(4,138)	6,117	(8,709)	2,267
Depreciation and amortization	3,204	3,237	3,609	9,561	10,987

EBITDA – continuing operations	(12,361)	7,353	4,338	(7,457)	(11,425)
Equity-based compensation expense	123	976	1,636	1,967	3,517
Foreign currency loss (gain), net	4,280	(10,797)	(5,247)	(6,112)	3,388
Derivative valuation loss (gain), net	—	80	52	51	(58)
Early termination and other charges	3,994	846	—	4,840	—

Adjusted EBITDA – continuing operations	$(3,964)	$(1,542)	$779	$(6,711)	$(4,578)

Income (Loss) from continuing operations	$(10,609)	$9,203	$(3,921)	$(5,457)	$(19,608)
Adjustments:
Equity-based compensation expense	123	976	1,636	1,967	3,517
Foreign currency loss (gain), net	4,280	(10,797)	(5,247)	(6,112)	3,388
Derivative valuation loss (gain), net	—	80	52	51	(58)
Early termination and other charges	3,994	846	—	4,840	—
Income tax effect on non-GAAP adjustments	1,822	(2,286)	(143)	(441)	(1,311)

Adjusted Loss – continuing operations	$(390)	$(1,978)	$(7,623)	$(5,152)	$(14,072)

Adjusted Loss – continuing operations per common share—
- Basic	$(0.01)	$(0.05)	$(0.20)	$(0.14)	$(0.37)
- Diluted	$(0.01)	$(0.05)	$(0.20)	$(0.14)	$(0.37)
Weighted average number of shares – basic	35,934,406	36,083,703	37,468,849	36,298,491	38,060,682
Weighted average number of shares – diluted	35,934,406	36,083,703	37,468,849	36,298,491	38,060,682

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted EBITDA from continuing operations and Adjusted Loss from continuing operations as supplemental measures of our performance. We define Adjusted EBITDA from continuing operations for the periods indicated as EBITDA – continuing operations (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Other charges. EBITDA – continuing operations for the periods indicated is defined as income (loss) from continuing operations before interest income, interest expense, income tax expense (benefit), net and depreciation and amortization.

We prepare Adjusted Loss from continuing operations by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Loss from continuing operations is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Loss from continuing operations for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges, and (v) Income tax effect on non-GAAP adjustments.

For the three months ended September 30, 2025, we recorded in our consolidated statement of operations $2,599 thousand in expenses of termination related charges in connection with the voluntary resignation program executed during the third quarter of 2025. For that same period, we also recorded $1,395 thousand in expenses of certain executive separation benefits.

For the three months ended June 30, 2025, we recorded $496 thousand of one-time employee incentives and $350 thousand of certain executive separation benefits.